Exhibit 99.2

Dear Employees,
Today is a significant day for all of us at Anixter. This morning, we announced a transaction in which Clayton, Dubilier & Rice (“CD&R”) will invest in Anixter in a $3.8 billion transaction, resulting in Anixter becoming a private company. This morning, we issued a press release that has more information you can review as well.
For those of you unfamiliar with CD&R, it is a leading global private investment firm with a 40+ year record of investing in businesses, helping them grow and prosper. Importantly, CD&R is well-known for its success and significant experience in the distribution space. The firm has a strong reputation for building rewarding collaborations with management to spur growth strategies, inject new ideas, and support operational excellence. The firm’s core values-candor, courage, creativity, integrity, loyalty, passion, perseverance, respect, and teamwork-are very similar to Anixter’s Blue Book values and demonstrate that the two companies have similar cultures that will work well together. We want to emphasize that today’s announcement is a testament to all of the transformative things we have accomplished, and the differentiated value we deliver to our Network & Security, Electrical & Electronic and Utility customers.
CD&R initiated contact with Anixter regarding a potential transaction. Our Board of Directors had a responsibility to evaluate and consider CD&R’s proposal in the exercise of its fiduciary duties. Throughout this process, our Board, along with our executive, financial and legal leadership, explored the opportunity to maximize value for our company’s shareholders, while also taking into account the interests of our employees, customers and suppliers. We believe this transaction represents a winning proposition for all stakeholders.
We realize you probably have many questions around this transaction, and we will strive to keep you updated on our progress as more information becomes available. Some questions you might have around this transaction can be found in the Employee FAQs document. As always, if you have additional questions, please reach out to your manager.
We expect the transaction to close by the end of the first quarter of 2020, unless Anixter receives a superior offer, and subject to approval by Anixter shareholders, regulatory approvals and other customary closing conditions. Upon completion of the transaction, Anixter will be a private company owned by CD&R. In the meantime, it will be business as usual for all of us at Anixter. For now, we need to close out the year strongly and stay focused on our strategy and our day-to-day responsibilities of serving our customers and working with our supplier partners.
Finally, as is typical in these situations, you may receive inquiries from external parties, and it is important that we speak with one Anixter voice. Consistent with company policy, please forward all inquiries from the media, customers/suppliers and investors to the following individuals who will respond on Anixter’s behalf.

•	Media: Dawn Marks at 847.224.8665 (dawn.marks@anixter.com)

•	Customers/Suppliers: Steve Leatherwood at 847.867.8770 (steve.leatherwood@anixter.com)

•	Investor Relations: Kevin Burns at 224.521.8258 (kevin.burns@anixter.com)

In closing, we’ve been on an exciting blue journey this year and that journey will continue. I want to thank you for your hard work and continued commitment to Anixter as we embark on this next chapter for our company.
Sincerely,

Bill Galvin
President and CEO, Anixter

Additional Information Regarding the Transaction and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of Anixter International Inc. (the “Company”) or the solicitation of any vote or approval. This communication relates to the proposed transaction involving the Company, CD&R Arrow Parent, LLC (“Parent”) and CD&R Arrow Merger Sub, Inc., whereby the Company will become a wholly-owned subsidiary of Parent (the “proposed transaction”). The proposed transaction will be submitted to the stockholders of the Company for their consideration at a special meeting of the stockholders. In connection therewith, the Company intends to file relevant materials with the SEC, including a definitive proxy statement on Schedule 14A (the “definitive proxy statement”), which will be mailed or otherwise disseminated to the Company’s stockholders when it becomes available. The Company may also file other relevant documents with the SEC regarding the proposed transaction. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Stockholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Free copies of the definitive proxy statement and any other documents filed with the SEC can also be obtained on the Company’s website at investors.anixter.com/financials/sec-filings or by contacting the Company’s Investor Relations Department at kevin.burns@anixter.com.

Certain Information Regarding Participants in the Solicitation
The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2018, filed with the SEC on February 21, 2019, and its definitive proxy statement on Schedule 14A for the 2019 annual meeting of stockholders, filed with the SEC on April 18, 2019, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such definitive proxy statement. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement and other relevant documents filed with the SEC regarding the proposed transaction, if and when they become available. Free copies of these materials may be obtained as described in the preceding paragraph.

Forward Looking Statements
Certain information in this communication constitutes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could,” “may,” “aims,” “intends,” or “projects.” However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These statements may relate to risks or uncertainties associated with:

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the satisfaction of the conditions precedent to the consummation of the proposed transaction, including, without limitation, the timely receipt of stockholder and regulatory approvals (or any conditions, limitations or restrictions placed on such approvals);

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unanticipated difficulties or expenditures relating to the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement, including in circumstances which would require the Company to pay a termination fee;

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legal proceedings, judgments or settlements, including those that may be instituted against the Company, its board of directors, executive officers and others following the announcement of the proposed transaction;

•	disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction;

•	potential difficulties in employee retention due to the announcement and pendency of the proposed transaction;

•	the response of customers, service providers, business partners and regulators to the announcement of the proposed transaction; and

•	other factors described in the Company’s annual report on Form 10-K for the fiscal year ended December 28, 2018 filed with the SEC on February 21, 2019.

The Company can give no assurance that the expectations expressed or implied in the forward-looking statements contained herein will be attained. The forward-looking statements are made as of the date of this communication, and the Company undertakes no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.